       THIS DOCUMENT IS A COPY OF THE EXHIBIT FILED ON OCTOBER 24, 1996
             PURSUANT TO A RULE 201 TEMPORARY HARDSHIP EXEMPTION.

[LOGO]    NATIONAL
          BANK
          OF CANADA

RE:  Payoff Delta Computec
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                                                                 $2,199,815.89

Interest                                                         $    5,962.50

Chech presentments and payroll                                   $  193,586.80

Estimated cash mgmt. fees Oct                                    $    1,150.00

Legal fees not related to restructuring;
  Aug., Sept., Oct                                               $    4,745.50

Legal fees related to restructuring (cap)                        $    4,000.00

Less: lockbox 10/9                                               $   18,484.48

Less: lockbox 10/10                                              $   96,115.17

Less: NCFC Note                                                  $  770,000.00

                                                                 $1,544,661.10


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                            SPECIAL LOANS CORPORATE

                                                           Page 137 of 207 Pages